Exhibit 99.1

NEWS RELEASE

CONTACTS:
Investors: Lisa DeFrancesco (862) 261-7152 Media: Mark Marmur (973) 906-1526

Allergan Accelerates Transformation to

Branded Growth Pharma Leader by Divesting Global Generics

Business to Teva for $40.5 Billion

- Bold Action to Reload Capital Structure Positions Allergan to Build on Track Record of Value Creation -

- Streamlined Operating Structure with Sharpened Strategic Focus on Branded Therapeutic Areas -

- Leading Pipeline with 70 Mid-to-late Stage Projects -

- Double-digit Branded Revenue Growth* with Industry-leading Non-GAAP Operating Margins -

DUBLIN, IRELAND – July 27, 2015 – Allergan plc (NYSE: AGN) today announced that it has entered into a definitive agreement under which Teva Pharmaceutical Industries Ltd. will acquire Allergan’s global generic pharmaceuticals business for $40.5 billion. Allergan will receive $33.75 billion in cash and $6.75 billion in Teva stock. In addition, Allergan retains 50 percent of Teva’s future economics from generic lenalidomide (Revlimid®). The transaction has been unanimously approved by the Boards of Directors of Allergan and Teva and is strongly supported by the management teams of both companies.

Under the agreement, Teva will acquire Allergan’s legacy Actavis global generics business, including the U.S. and international generic commercial units, third-party supplier Medis, global generic manufacturing operations, the global generic R&D unit, the international over-the-counter (OTC) commercial unit (excluding OTC eye care products) and some established international brands.

Allergan will retain its dynamic global branded pharmaceutical and medical aesthetic businesses, as well as its biosimilars development programs and the Anda distribution business.

“This transaction will accelerate Allergan’s evolution into a branded Growth Pharma leader, enable a sharpened focus on expanding and enhancing our global branded pharmaceutical business and strengthen our financial position to build on our proven track-record of value creation led by effective capital deployment,” said Brent Saunders, CEO and President of Allergan.

“Allergan expects to have 2015 pro forma sales of approximately $15.5 billion, a simplified operating model and a strong position in seven therapeutic areas, including Eye Care, Gastroenterology (GI), Aesthetics, Women’s Health, CNS, Urology and Anti-infectives. Allergan will have a simplified manufacturing network of 12 plants globally, an industry-leading mid-to-late-stage R&D pipeline with 70 projects and a global commercial operating model engineered to drive double-digit branded product sales with compelling profit margins.

“The transaction results in after tax net cash and equity proceeds of approximately $36 billion that we intend to deploy to further accelerate the robust growth prospects of our branded business. We will have the potential to add scale in existing therapeutic areas, expand into new therapeutic areas and geographies and evaluate strategic transformational deals as we continue to build on our position as the most dynamic branded growth pharma company.

“Over the years, our global team of highly capable and dedicated employees has dramatically expanded our generics portfolio, capabilities and footprint, with over 220 ANDAs pending FDA approval with 74 confirmed First-to-File opportunities, creating one of the most dynamic generics businesses in the world today. While we were not actively seeking a buyer for our generics business, Teva presented an offer at a very compelling valuation that reflects and recognizes the significant value that our global generics team has generated in creating and managing a world-class generics business. As a result of the transaction, we will also obtain a minority equity interest in Teva, to share in the upside of the generic R&D pipeline we are transferring in this combination.”

Leading Brand Pharmaceutical Portfolio Supported by a World-Class Sales and Marketing Organization

The new Allergan will maintain its exceptional global brand pharmaceutical business with leading positions in key therapeutic categories. The company has blockbuster franchises in Eye Care, CNS, Aesthetics, GI and Women’s Health including world-renowned brands such as BOTOX®, RESTASIS®, JUVEDERM®, NAMENDA XR®, LINZESS® and LO LOESTRIN® Fe among others.

The company’s experienced sales and marketing organization will continue to deliver exceptional product support and service to our customers.

Strong Commercial Presence across Global Markets

Allergan will continue to have significant international commercial opportunities in all priority therapy areas, including GI, Women’s Health and the legacy Allergan businesses. The company’s commercial presence will extend across the globe with a significant presence across the UK, Canada, Europe, Southeast Asia and Latin America and a growing footprint in the Nordics, Russia, Eastern Europe, China and India. Allergan also maintains exceptional global brand equity, industry-leading consumer marketing capabilities and strong consumer awareness of key Allergan products in global markets, including VISTABEL®, RESTASIS®, JUVEDERM®, ASACOL®, OZURDEX®, OPTIVE® and others.

Leading Growth Pharma R&D Pipeline

Allergan will maintain its strong commitment to R&D, with 2015 pro forma investment of approximately $1.4 billion, focused on the development of innovative and durable value-enhancing global products within our brands and biologics portfolios. Allergan has a strong record of successful drug development and currently has more than 70 innovative products in mid-to-late stage development. The company’s pipeline is strategically focused within its core therapeutic areas, with key candidates for global development in Eye Care, Aesthetics, CNS, GI, Anti-infectives, Women’s Health and Urology.

Allergan’s innovative development-focused R&D organization places an emphasis on the strategic, late-stage development of important durable products that will drive long-term value, and on being the partner of choice for new and existing development collaborations.

The Company is also planning to add significant depth across its pipeline this year with the pending acquisitions of:

•	Naurex, a clinical-stage biopharmaceutical company developing therapies utilizing a compelling new mechanism to target areas of significant unmet medical need in Major Depressive Disorder;

•	Merck’s small molecule oral calcitonin gene-related peptide (CGRP) receptor antagonists for Migraine, an intensely debilitating and immobilizing condition for patients worldwide;

•	Oculeve, which adds novel, complementary dry eye development programs to Allergan’s current eye care research and development programs; and

•	Kythera, which immediately enhances Allergan’s global facial aesthetics portfolio with the addition of KYBELLA™ (deoxycholic acid) injection, the first and only approved non-surgical treatment for contouring moderate to severe submental fullness, commonly referred to as double chin.

Financially Compelling Transaction

Allergan will receive $33.75 billion in cash and $6.75 billion in Teva stock. The number of shares received will be based on the 20-day volume weighted average price (VWAP) ending Friday, July 31, 2015 and will be subject to a 12-month lock-up. The transaction is expected to have minimal tax leakage of approximately 10 percent with anticipated net cash/equity proceeds of approximately $36 billion which can be deployed to accelerate the company’s growth prospects. Allergan expects to have double-digit topline growth, expanding operating margins and strong free cash flow. Allergan expects to use a portion of the sale proceeds to pay down debt, including certain credit facilities and bonds. The transaction is structured to maintain the existing bond issuer and guarantor structure and compliance with bond covenants. Teva will not assume any of the bonds. Allergan remains committed to its investment grade ratings.

Beginning with its third quarter earnings report, Allergan will report its generics business as discontinued operations and expects to provide an updated 2015 forecast by mid-to-late September.

Additional Details

The transaction contains customary conditions to closing, including antitrust clearance in the U.S. and the EU and certain other jurisdictions. Following an initial period of 15 business days,

there will be no financing contingency related to the transaction. No shareholder vote is required at either Allergan or Teva. The transaction is expected to close in the first quarter of 2016.

J.P. Morgan is acting as sole financial advisor to Allergan and Latham & Watkins LLP is serving as Allergan’s lead legal advisor.

Conference Call

Allergan and Teva will host separate conference calls today to discuss the transaction. Allergan’s call will begin at 9:00 AM EDT. The number to call from within the U.S. is (877) 690-9869, conference ID 94768494. From international locations, the conference call can be accessed at (716) 803-8252 using the same conference ID. To access the slides go to Allergan’s Investor Relations Web site at ir.allergan.com, or directly at https://www.webcaster4.com/Webcast/Page/618/9813. A replay of the conference call will also be available by calling (855) 859-2056 in the U.S. or (404) 537-3406 outside of the U.S., conference ID 94768494.

About Allergan

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a unique, global pharmaceutical company and a leader in a new industry model – Growth Pharma. Allergan is focused on developing, manufacturing and commercializing innovative branded pharmaceuticals, high-quality generic and over-the-counter medicines and biologic products for patients around the world.

Allergan markets a portfolio of best-in-class products that provide valuable treatments for the central nervous system, eye care, medical aesthetics, gastroenterology, women’s health, urology, cardiovascular and anti-infective therapeutic categories, and operates the world’s third-largest global generics business, providing patients around the globe with increased access to affordable, high-quality medicines. Allergan is an industry leader in research and development, with one of the broadest development pipelines in the pharmaceutical industry and a leading position in the submission of generic product applications globally.

With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives.

For more information, visit Allergan’s website at www.allergan.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this release. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan’s products; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (such periodic public filings having been filed under the “Actavis plc” name). Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

*	Excludes divestitures, Namenda® IR and Anda distribution business.